UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 17, 2009 (March 11, 2009)

DWS Strategic Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

811-8382	36-3942288
(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, NY	10154-0004
(Address of Principal Executive Offices)	(Zip Code)

(212) 454-7190

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the Board of Trustees of DWS Strategic Income Trust (the "Trust") amended and restated in their entirety the bylaws of the Trust (the "Amended and Restated Bylaws"). The amendments provided for, among other things, (i) a classified Board; (ii) certain advance notice requirements for a shareholder to properly bring a matter, including nominees for Trustee, before a shareholder meeting; (iii) certain procedural requirements for shareholders to call a meeting of shareholders; (iv) election of Trustees by a majority of the Fund's outstanding voting securities; and (v) higher thresholds for shareholder and Trustee approval of certain extraordinary transactions.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of DWS Strategic Income Trust approved March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DWS Strategic Income Trust

Date: April 17, 2009	By:	/s/ Rita Rubin
	Name:	Rita Rubin
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of DWS Strategic Income Trust approved March 11, 2009.